                                                                 Exhibit 10.10

                        SETTLEMENT AND LICENSE AGREEMENT

     This Settlement and License Agreement ("Agreement"), effective as of the later date signed below ("Effective Date"), is made by Sun Microsystems, Inc., with a place of business at 901 San Antonio Road, Palo Alto, California 94043 and acting by and through its JavaSoft division ("Sun"), and Persistence Software, Inc. with a place of business at 1720 South Amphlett Blvd., Suite 300, San Mateo, California 94402 ("Persistence").

                                    RECITALS

     A. Persistence is the owner of the Persistence Patents (defined below), and has informed Sun that its Java Blend(TM) software may require a license under the Persistence Patents.

     B. Sun is the owner of the Sun Patents (defined below), and has informed Persistence that its products may require a license under the Sun Patents.

     C. Sun and Persistence wish to resolve and settle certain disputes that have arisen with respect to the Persistence Patents and the Sun Patents, and to avoid future conflict or dispute that might arise with respect to such patents by entering into a non-exclusive object code license under such patents (as further defined below).

     D. Commencing in 1994, Sun's wholly-owned subsidiary SunSoft, Inc. and Persistence entered into a series of agreements and engaged in other business dealings ("SunSoft/Persistence Relationship" as further defined below) concerning, Inter alia, Persistence's product related to relational database access then known as Persistence. Persistence has alleged, and Sun has denied, that Sun may have misappropriated Persistence's trade secrets which it may have been exposed to as a result of the SunSoft/Persistence Relationship.

     E. Sun and Baan have entered into a joint development relationship under which Baan is entitled to receive access to the JavaBlend source code for use and incorporation by Baan into its products, and to avoid future conflict or dispute that might arise with respect to such products Persistence is willing to enter into a non-exclusive object code license relating to such products (as further defined below);

     F. Sun and Persistence wish to resolve and settle certain disputes that have arisen with respect to the SunSoft/Persistence Relationship, and to avoid future conflict or dispute that might arise with respect to it by entering into a mutual release of claims related thereto (as further defined below).

     G. In conjunction with the foregoing, Sun and Persistence wish to engage in certain cooperative marketing efforts as described below.

THEREFORE, Sun and Persistence agree as follows:

1. DEFINITIONS.

     1.1 "JavaBlend Source Code Licensing" shall mean the licensing by Sun of the source code of its JavaBlend software or any derivative works thereof to third parties who are authorized by Sun to develop and introduce products of such third party based upon and incorporating Jav-


                    [****] Confidential Treatment Requested
                        Omitted Portions on File with the
                         Securities Exchange Commission
aBlend software. "JavaBlend Source Code Licensing" shall not include the licensing by Sun of the source code of its JavaBlend(TM) software to Baan pursuant to Section 2.1 b. or to contractors engaged by Sun or Baan on a "work for hire" basis pursuant to Section 2.1 a. (iii) or Section 2.1 b. (iii), respectively.

     1.2 "Persistence Patents" means (a) U.S. Patent Numbers 5,499,371 and 5,615,362 and 5,706,506 and (b) any foreign counterparts, reissues, reexaminations, divisionals, continuations and continuations-in-part of U.S. Patent Numbers 5,499,371 and 5,615,362 and 5,706,506 claiming or entitled to priority therefrom, and (c) any of its patents or pending patent applications which, as of the date of this Agreement, Persistence knows would be infringed by the making, using, leasing, licensing, selling or other transfer, or practice of the Sun Technology.

     1.3 "Persistence Technology" shall mean software technology, including but not limited to PowerTier for Enterprise Java Beans, offered for license or sale by Persistence.

     1.4 "Sun Patents" means (a) U.S. Patent Number 5,261,098, (b) any foreign counterparts, reissues, reexaminations, divisionals, continuations or continuations-in-part of U.S. Patent Number 5,261,098 claiming and entitled to priority therefrom, and (c) any of its patents or pending patent applications which, as of the date of this Agreement, Sun knows would be infringed by the making, using, leasing, licensing, selling or other transfer, or practice of the Persistence Technology.

     1.5 "Sun Technology" shall mean software technology, including but not limited to Sun's JavaBlend(TM) software, offered for license or sale by Sun.

     1.6 "SunSoft/Persistence Relationship" means matters related to SunSoft's and Persistence's business relationship commencing in 1994 concerning Persistence's object-to-relational mapping technology, multi-threading technology, and caching technology, including but not limited to the parties' respective obligations under and activities related to the subject matter of the Technology and Licensing Agreement of December 21, 1994, the Distribution Agreement of January 31, 1995, including Rick Cattell's participation (if any) as a member of Persistence's Technical Advisory Board.

2.  LICENSE GRANTS.

     2.1  License to Persistence Patents for Sun Technology.

     a. Subject to payment of the fee specified in Section 3.1, and except with respect to JavaBlend Source Code Licensing, Persistence hereby grants to Sun a perpetual, worldwide, non-exclusive, royalty free and fully paid-up license under the Persistence Patents: (i) to make and use Sun Technology in any form and to lease, license, sell or otherwise transfer, whether directly or indirectly, Sun Technology in object code form only; (ii) to practice any method or process in the manufacture or use of such Sun Technology; and (iii) to have made or modified Sun Technology in source code or object code form by a contractor engaged by Sun on a "work for hire" basis. Persistence further agrees that, except with respect to JavaBlend Source Code Licensing, it will not enforce any rights it might have under the Persistence Patents against Sun's object code licensees or sublicensees with respect to their use, lease, license, sale or other transfer, or practice of methods or processes for the manufacture, of such Sun Technology.

     b. In addition, and except with respect to JavaBlend Source Code Licensing, Persistence



                    [****] Confidential Treatment Requested
                        Omitted Portions on File with the
                         Securities Exchange Commission
hereby grants to Baan a perpetual, worldwide, non-exclusive, royalty free and fully paid-up license under the Persistence Patents: (i) to make and use JavaBlend software in any form and to lease, license, sell or otherwise transfer, whether directly or indirectly, JavaBlend software in object code form only; (ii) to practice any method or process in the manufacture or use of such JavaBlend software; and (iii) to have made or modified JavaBlend software in source code or object code form by a contractor engaged by Baan on a "work for hire" basis. Persistence further agrees that, except with respect to JavaBlend Source Code Licensing, it will not enforce any rights it might have under the Persistence Patents against Baan's object code licensees or sublicensees with respect to their use, lease, license, sale or other transfer, or practice of methods or processes for the manufacture, of such JavaBlend software.

     2.2 License to Sun Patents for Persistence Technology. In consideration for the licenses granted by Persistence under this Section 2 and for the mutual release agreed to under Section 4, Sun hereby grants to Persistence a perpetual, worldwide, non-exclusive, royalty free and fully paid-up license under the Sun
Patents: (i) to make and use Persistence Technology in any form and to lease, license, sell or otherwise transfer, whether directly or indirectly, Persistence Technology in object code form only; (ii) to practice any method or process in the manufacture or use of such Persistence Technology; and (iii) to have made or modified Persistence Technology in source code or object code form by a contractor engaged by Persistence on a "work for hire" basis. Sun further agrees that it will not enforce any rights it might have under the Sun Patents against Persistence's object code licensees or sublicensees with respect to their use, lease, license, sale or other transfer, or practice of methods or processes for the manufacture, of such Persistence Technology.

     2.3 JavaBlend Source Code Licensing. Nothing in this Agreement shall be construed as granting a license to Sun from Persistence for Sun to engage in JavaBlend Source Code Licensing. In addition, nothing in this Agreement shall be construed as an agreement by Sun to refrain from engaging in JavaBlend Source Code Licensing, or as an admission by Sun that Sun requires a license from Persistence in order to be able to engage in JavaBlend Source Code Licensing.

     However, and without contravening the two sentences immediately above, Sun agrees that if it anticipates initiating JavaBlend Source Code Licensing, Sun shall inform Persistence in writing of Sun's intentions no later than thirty days prior to the first instance of JavaBlend Source Code Licensing. Upon receipt of such notice, the parties will promptly and in good faith attempt to negotiate a mutually acceptable license for JavaBlend Source Code Licensing, it being understood that neither party is obligated to enter into such a license and that failure to enter into such will not prevent Sun from engaging in JavaBlend Source Code Licensing.

3.   MARKETING COOPERATION.

     3.1 One-Time Payment. Within 10 days following execution of this Agreement, Sun shall make a one-time payment of $[****] to Persistence. Persistence shall use these funds to promote its PowerTier for Enterprise JavaBeans product and the Enterprise JavaBeans(TM) component architecture specification.

     3.2 Cooperative Marketing Activities. In addition to the payment specified in Section 3.1, to support Persistence's promotion of its PowerTier for Enterprise JavaBeans product and the Enterprise JavaBeans component architecture specification Sun shall provide Persistence with: (i) a waiver of fees charged in connection with the 100% Pure Java(TM) certification program; (ii) in-




                    [****] Confidential Treatment Requested
                        Omitted Portions on File with the
                         Securities Exchange Commission
clusion of demonstration of product in next version of Java Reel CD; (iii) reference story inclusion in on-line Solutions Guide; and, if this Agreement is executed before the commencement of Sun's 1998 JavaOne Conference ("JavaOne 1998"); (iv) free space at JavaOne 1998; and (v) support for press announcements and activities at JavaOne 1998. In addition, (a) subject to each party's consent to the wording of the announcement, which consent shall not be unreasonably withheld, the parties shall jointly announce that they have entered into a joint marketing and technology licensing agreement, and (b) the parties will promptly enter into good faith negotiations with the objective of executing and announcing a Technology License Agreement relating to Sun's source code for the Java Development Kit (JDK), for which Sun will waive the initial upfront license fee (but not support fees) that would typically be associated with Sun's lowest level, non-distribution rights, least expensive JDK source code license.

4. MUTUAL RELEASE.

     Notwithstanding anything else in this Agreement to the contrary, and except for Persistence's reservation of all claims arising directly out of JavaBlend Source Code Licensing (in the event that the parties are unsuccessful in achieving a mutually agreeable source code license for JavaBlend Source Code Licensing pursuant to Section 2.3 hereof), each of the parties, on behalf of itself and its attorneys, agents, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors and assigns, hereby fully and forever releases the other party, its attorneys, agents, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors and assigns, and customers, of and from any and all suits, debts, liens, contracts, agreements, promises, losses, costs and expenses (including without limitation court costs and reasonable attorneys' fees), claims, demands, actions, obligations, liabilities and damages of every kind and nature whatsoever, in law or in equity, whether known or unknown, which either party or any person acting under it, may now have, or claim at any future time to have, arising from, or based in whole or in part upon, any act, omission, event, transaction, matter or thing involved, alleged or referred to, directly or indirectly, related to the SunSoft/Persistence Relationship, the Sun Patents and the Persistence Patents ("Released Matters").

     Notwithstanding anything else in this Agreement to the contrary, and except for Persistence's reservation of all claims arising directly out of JavaBlend Source Code Licensing (in the event that the parties are unsuccessful in achieving a mutually agreeable source code license for JavaBlend Source Code Licensing pursuant to Section 2.3 hereof), the parties specifically covenant never to institute or to participate in any suit or action, at law or in equity, against each other by reason of any claim, demand, action or cause of action described in this Section 4.

5. CALIFORNIA CIVIL CODE SECTION 1542.

     It is expressly understood and agreed by Persistence and Sun that the mutual releases stated in Section 4 are intended to cover and do cover not only all known damages and losses but any further damages and losses not now known or anticipated but which may later develop or be discovered arising out of any of the Released Matters.

     Each of the parties understands and acknowledges that he or it is aware of California Civil Code 1542 which provides as follows:

          A general release does not extend to claims which the creditor does not know





                    [****] Confidential Treatment Requested
                        Omitted Portions on File with the
                         Securities Exchange Commission
       or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Each of the parties expressly waives and relinquishes any rights he or it may have under Civil Code 1542 or any other statute or common law principle with a similar effect. In connection with such waiver and relinquishment, Persistence and Sun acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Matters, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Matters. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases notwithstanding the discovery or existence of any such additional or different claim or fact.

6.   REPRESENTATION BY COUNSEL.

     Persistence and Sun acknowledge that they have been represented by counsel of their choice and this Agreement has been executed with the consent and on the advice of such legal counsel. Each of them further acknowledges that they and their counsel have had an adequate opportunity to make whatever investigation or inquiry they deemed necessary or desirable in connection with the subject matter of this Agreement prior to the execution thereof.

7.   SUCCESSOR AND ASSIGNS.

     This Agreement may not be assigned by either party without the prior written consent of the other party except that either party may assign this Agreement in the event of a merger or acquisition of all or substantially all of the assets of the assigning party. In such event, the provisions of this Agreement and the releases contained herein shall extend to and inure to the benefit of and be binding upon such assignees, in addition to Persistence and Sun.

8.   ENTIRE AGREEMENT: MODIFICATION.

     This Agreement constitutes the entire agreement between the parties concerning its subject matter and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. Nothing in this Agreement shall affect the right of either party to license technology or otherwise engage in business activities provided that they do not do so in violation of their obligations hereunder. This Agreement may not be altered, amended, modified, or otherwise changed except in writing duly executed by the parties' authorized representatives.

9.   PUBLIC COMMENTS.

     Each party agrees that it will use all reasonable efforts to confine the substance of any public comment, oral or written, that it makes regarding the disputes settled herein to the fact that a mutually acceptable settlement has been reached, without further characterization of either party's position regarding the disputes themselves.

10.  COUNTERPARTS.

     This Settlement Agreement may be executed in counterparts.





                    [****] Confidential Treatment Requested
                        Omitted Portions on File with the
                         Securities Exchange Commission

11.  GOVERNING LAW.

     This Agreement will be governed by the laws of the State of California, notwithstanding the application of choice of law rules of any jurisdiction to the contrary.

12.  INDEMNIFICATION.

     Persistence and Sun each represent and warrant that they have not assigned or otherwise transferred any right, title or interest in any claim they might have against each other. Further, Persistence and Sun agree to indemnify and hold each other forever harmless for any claims, liabilities, demands, damages, costs and expenses, including attorneys' fees, incurred as a result of any person or entity asserting any such claim pursuant to any such assignment or transfer. This indemnity does not require payment as a condition precedent to recovery under same.

13.  SEVERABILITY.

     If any provision of this Agreement or the application of any provision of this Agreement is held by any tribunal of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect and this Agreement shall be interpreted as if such invalid provision(s) were omitted.

14.  HEADINGS.

     The paragraph headings contained in this Agreement are provided for convenience only and shall not be considered in the interpretation and construction of this Agreement.

15.  WAIVER.

     The failure of either party at any time to demand strict performance of this Agreement shall not be deemed a waiver thereof, and each party may at any time demand strict and complete performance of this Agreement.

16.  NOTICES.

     All notices must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, to the person(s) and address specified below. Such notice will be effective upon receipt.





                    [****] Confidential Treatment Requested
                        Omitted Portions on File with the
                         Securities Exchange Commission

Sun:                                    Persistence:

Sun Microsystems, Inc.                  Persistence Software, Inc.
901 San Antonio Road                    1720 South Amphlett Blvd., Suite 300
Palo Alto, California 94043             San Mateo, California 94402
Attn: JavaSoft Legal Department         Attn.:
MS: UCUP01-305                                ---------------------------------

     WHEREFORE, the parties hereby execute this Agreement by and through their duly authorized representatives, whose signatures appear below.

Sun Microsystems, Inc.                  Persistence Software, Inc.


By: /s/ Dean Baratz                     By: /s/ Chris Keene
   --------------------------              -----------------------------
Name: Dean Baratz                       Name: Chris Keene
     ------------------------                ---------------------------
        (Print or Type)                           (Print or Type)

Title: President, JavaSoft              Title: President
      -----------------------                 -------------------------
Date:  3/23/98                          Date:  3/23/98
     ------------------------               ---------------------------






                    [****] Confidential Treatment Requested
                        Omitted Portions on File with the
                         Securities Exchange Commission